                     SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1
                     AMERICAN EXPRESS INVESTORS CERTIFICATE


                       POST-EFFECTIVE AMENDMENT NO. 18 TO
                       REGISTRATION STATEMENT NO. 33-26844
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             IDS CERTIFICATE COMPANY
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      6725
            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
                      (I.R.S. Employer Identification No.)

               IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     Bruce A. Kohn IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-2221
               (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 18 TO REGISTRATION STATEMENT NO. 33-26844


Cover Page

Prospectus

Part II Information

Signatures

Exhibits

Prospectus April 28, 1999
American Express Investors Certificate
Provides high  fixed  rates  with  capital preservation.

IDS Certificate Company (the Issuer or IDSC), a subsidiary of American Express Financial Corporation, issues American Express Investors Certificates. You can:

o Purchase this  certificate in any amount from $100,000  through $5 million.
o Select a term of one,  two,  three,  six,  12,  24 or 36  months.
o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.


Issuer:
IDS Certificate Company
Unit 557
IDS Tower 10
Minneapolis, MN 55440-0010
800-437-3133
612-671-3131


Distributor:
American Express Financial Advisors Inc.

Selling Agent:
American  Express  Bank  International

Initial interest rates

The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the certificate" for more explanation.

Here are the interest rates in effect


April 28, 1999*:
                              Actual
                 Simple       Compound      Effective
                Interest      Yield for     Annualized
   Term         Rate*         the Term**    Yield***
  1 month       3.426%        3.426%         3.480%
  2 month       3.421         3.426          3.475
  3 month       3.490         3.500          3.546
  6 month       3.513         3.539          3.570
 12 month       3.652         3.714          3.714
 24 month       3.774         3.840          3.840
 36 month       3.774         3.840          3.840
  * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for new purchases" under "About the certificate."
 ** Assuming monthly compounding for the number of months in the term and a
    $100,000 purchase.
*** Assuming monthly compounding for 12 months and a $100,000 purchase.


These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by the Issuer," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by the Issuer. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See
"Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest rates                            2p
Risk factors                                      2p

About the certificate                             6p


Read and keep this prospectus                     6p


Investment amounts and terms                      6p
Face amount and principal                         7p
Value at maturity                                 8p
Receiving cash during the term                    8p
Interest                                          9p
Promotions and pricing flexibility                9p
Rates for new purchases                          10p
Rates for future terms                           14p
Additional investments                           15p
Earning interest                                 16p

How to invest and withdraw funds                 17p
Buying your certificate                          17p
How to make investments at term end              19p
Full and partial withdrawals                     20p
When your certificate term ends                  23p
Transfers to other accounts                      24p
Transfer of ownership                            24p
For more information                             24p
Giving instructions and written notification     24p
Purchases by bank wire                           26p

Tax treatment of your investment                 27p
Withholding taxes                                28p
Trusts                                           28p

How your money is used and protected             29p
Invested and guaranteed by the Issuer            29p
Regulated by government                          30p
Backed by our investments                        31p
Investment policies                              32p

How your money is managed                        37p
Relationship between the Issuer and American
Express Financial Corporation                    37p
Capital structure and certificates issued        39p
Investment management and services               39p
Distribution                                     41p
Selling Agent Agreement with AEBI                42p


Other selling agents                             42p


About American Express Service Corporation       43p
About American Express Bank International        43p
Transfer agent                                   44p
Employment of other American Express affiliates  45p
Directors and officers                           46p
Independent auditors                             48p

Appendix                                         49p

Annual financial information                     51p
Summary of selected financial information        51p
Management's discussion and analysis of financial
   condition and results of operations           52p
Report of independent auditors                   67p

Financial statements                             68p

Notes to financial statements                    76p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.


This prospectus describes American Express Investors Certificate distributed by American Express Financial Advisors Inc. American Express Bank International
(AEBI) has an arrangement with American Express Financial Advisors Inc. under which the certificate is offered to AEBI's clients who are neither citizens nor residents of the United States and to certain U.S. trusts. The certificate is currently available through AEBI offices located in Florida and New York. This certificate also may be available through other selling agents.


Investment amounts and terms

You may purchase the American Express Investors Certificate in any amount from $100,000 payable in U.S. currency. The American Express Investors Certificate is a security purchased with a single investment. Unless you receive prior approval, your total amount paid in any one or more certificates, in the aggregate over the life of the certificates, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

 Principal equals            Face amount (initial investment)
===============================================================================
 plus         At the end of a term, interest credited to your account
              during the term
 minus        Any interest paid to you in cash
 plus         Any additional investments to your certificate
 minus        Any withdrawals, fees and applicable penalties

Principal   may  change  during  a  term  as  described  in  "Full  and  partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

       $500,000    Face amount (initial investment)
 plus     7,500    Interest  credited to your account
minus        (0)   Interest paid to you in cash
 plus   250,000    Additional   investment  to  your  certificate
minus        (0)   Withdrawals and applicable penalties or fees
       $757,500    Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years from the issue date of the certificate. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o applying the interest rate then in effect to your balance each day;
o adding these daily amounts to get a monthly total; and
o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-437-3133.


Promotions and pricing flexibility


The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:


1 month      Within a range of 80 basis points below to 20 basis points above the one-month LIBOR rate.

2 months     Within a range of 80 basis points below to 20 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months     Within a range of 80 basis points below to 20 basis points above the three-month LIBOR rate.

6 months     Within a range of 80 basis points below to 20 basis points above the six-month LIBOR rate.

12 months    Within a range of 80 basis points below to 20 basis points above the 12-month LIBOR rate.

24 months    Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months    Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)


For investments from $250,000 to $999,999 initial rates for specific terms are determined as follows:

1 month      Within a range of 100 basis points below to zero basis points above the one-month LIBOR rate.

2 months     Within a range of 100 basis points below to zero basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months     Within a range of 100 basis points below to zero basis points above the three-month LIBOR rate.

6 months     Within a range of 100 basis points below to zero basis points above the six-month LIBOR rate.

12 months    Within a range of 100 basis points below to zero basis points above the 12-month LIBOR rate.


24 months    Within a range of 85 basis points below to 15 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months    Within a range of 85 basis points below to 15 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)


For  investments  of $100,000 to $249,999,  initial rates for specific terms are determined as follows:
1 month      Within a range of 180 basis points below to 80 basis points below the one-month LIBOR rate.

2 months     Within a range of 180 basis  points below to 80 basis points below the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months     Within a range of 180 basis points below to 80 basis points below the three-month LIBOR rate.

6 months     Within a range of 180 basis points below to 80 basis points below the six-month LIBOR rate.

12 months    Within a range of 180 basis points below to 80 basis points below the 12-month LIBOR rate.

24 months    Within a range of 175 basis points below to 75 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months    Within a range of 175 basis points below to 75 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 6.50%, the rate declared on a six-month American Express Investors Certificate greater than $250,000 but less than $1 million would be between 5.50% and 6.50%. If the LIBOR rate published for a given week with respect to 12-month certificates is 7.00%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $250,000 would be between 6.15% and 7.15%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published in The Wall Street Journal.


Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your AEBI or other selling agent representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Rates for future terms

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

Additional investments

You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

About the certificate

Earning interest

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to invest and withdraw funds

Buying your certificate

This certificate is available only to AEBI clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:
o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);
o there are no more than 10 grantors of the trust;
o all the grantors are neither  citizens nor residents of the United States;
o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax treatment of your investment;"
o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and
o the trustee  supplies IDSC with appropriate tax documentation.

How to invest and withdraw funds


The certificate is available through AEBI offices located in Florida and New York. An AEBI or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.


Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Taxes on your earnings."

Purchase policies:


o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your AEBI or other selling agent representative, or by writing or calling the Client Service Organization at the address or phone number on the cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.


o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

How to make investments at term end

By wire

If you have an
established account,
you may wire money to:


Norwest Bank Minnesota
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.


Give these instructions:
Credit IDS
Account #00-29-882
for personal account #
(your account number)
for (your name).

If this information
is not included,
the order may be
rejected and all
money received
less any costs IDSC
incurs will be
returned promptly.

o Minimum amount
you may wire: $1,000.


o Wire orders can be
accepted only on days
when your bank, AEFC,
IDSC and Norwest Bank
Minnesota are open
for business.


o Purchases made by wire
are accepted by AEFC
only from banks located
in the United States.

o Wire  purchases are completed
when wired payment is received
and we accept the purchase.

o Wire investments must be received
and accepted in the Minneapolis
headquarters on a business day
before 3 p.m. Central time to be
credited that day.  Otherwise
your purchase will be processed
the next business day.


o The Issuer,  AEFC,  its subsidiaries,
AEBI, and other selling agents
are not responsible for any delays
that occur in wiring  funds,
including  delays in processing by the bank.

o You must pay any fee the bank charges for wiring.

How to invest and withdraw funds

Full and partial withdrawals

You may receive all or part of your money at any time. However:
o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.
o Full and partial withdrawals of principal are subject to penalties, described below.
o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.
o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.
o Withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.
o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term:

When you request a full or partial withdrawal,  we pay the amount you request:
o first from interest  credited during the current term;
o then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner.

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

How to invest and withdraw funds

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

 Total investments                        $1,000,000
 Interest credited                           $27,000
 Total balance                            $1,027,000

 Requested check                            $100,000
 Credited interest withdrawn               $(27,000)
 Withdrawal charge percent                        2%
 Actual withdrawal charge                     $1,460

 Balance prior to withdrawal              $1,027,000
 Requested withdrawal check               $(100,000)
 Withdrawal charge                          $(1,460)
 Total balance after withdrawal             $925,540

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.


For more information on withdrawal charges, talk with your AEBI or other selling agent representative.

When your certificate term ends


On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your AEBI or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.


The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the Certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.
o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


Transfers to other accounts


You may transfer part or all of your certificate to other IDS certificates available through AEBI.


Transfer of ownership


While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to another selling agent as collateral security. Your AEBI or other selling agent representative can help you transfer ownership.


For more information


For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or other selling agent representative, or call the Issuer's toll free client service number listed on the back cover.


Giving instructions and written notification


Your AEBI or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your AEBI or other selling agent representative or the Issuer must:
o be addressed to your AEBI or other selling agent office or the Issuer's corporate office, in which case it must identify your AEBI or other selling agent office,
o include your account number and sufficient information for the Issuer to carry out your request, and
o be signed and dated by all  registered owners.


The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.


In the absence of any other written mandate or instructions you have provided to AEBI or your other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize AEBI or your other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, AEBI and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, AEBI or your other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your AEBI or other selling agent office.

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

Purchases by bank wire

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.


Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Norwest Bank Minnesota are open for business. The payment must be received by the Issuer before 12 noon Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from AEBI or another selling agent are accepted by IDSC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.


While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax treatment of your investment

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with Form W-8, Certificate of Foreign Status. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8 must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. Government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. We are required to attach your Form W-8 to the forms sent to the Internal Revenue Service (IRS). Your interest income will be reported to the IRS even though it is not taxed by the U.S. Government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.

Withholding taxes

If you fail to provide a Form W-8 as required above, you will be subject to backup withholding on interest payments and surrenders.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be in a form satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust described in "Buying your certificate" under "How to invest and withdraw funds," the policies and procedures described above will apply with regard to each grantor.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by the Issuer


The Issuer, a wholly owned subsidiary of American Express Financial  Corporation
(AEFC), issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:
o  interest  to  certificate  owners;  and
o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:


 Type of investment             Net amount invested
 Corporate and other bonds               50%
 Government agency bonds                 24
 Preferred stocks                        16
 Mortgages                                9
 Municipal bonds                          1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities --
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin --
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities --
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting --
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money --
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate --
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.


Lending securities --
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.

When-issued securities --
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges --
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities --
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions --
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Relationship between the Issuer and American Express Financial Corporation

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


The Issuer files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and


o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International).

Capital structure and certificates issued

The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, the Issuer had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, the Issuer had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:
o  providing  investment  research;
o  making specific  investment  recommendations;  and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

 Advisory and services fee computation:

                                       Percentage of
 Included assets                     total book value

 First $250 million                          0.750%

 Next 250 million                            0.650

 Next 250 million                            0.550

 Next 250 million                            0.500

 Any amount over 1 billion                   0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

 Advisory and services fee for the past three years:

                                        Percentage of
 Year               Total fees        included assets

 1998            $  9,084,332                0.24%

 1997             $17,232,602                0.50

 1996             $16,989,093                0.50

Estimated advisory and services fees for 1999 are $8,651,000.

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:
o costs incurred by us in connection  with real estate and mortgages;
o taxes;
o depository and custodian fees;
o brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.


American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or IDSC, approved this distribution agreement.

Selling Agent Agreement with AEBI

In turn, under a Selling Agent Agreement with AEBI, American Express Financial Advisors compensates AEBI for its services as selling agent of this certificate as follows:


AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.30% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:
o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;
o the aggregate reserve balance is invested for terms that average at least six months; and
o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors, at commissions of up to:

o 0.90% of the investment on the first day of the certificate's term; and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, IDSC may pay distributors,  and American Express Financial Advisors
Inc.  may  pay  selling  agents,   additional   compensation   for  selling  and
distribution activities under certain circumstances. From time to time, IDSC or

American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


American Express Financial Advisors has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors and other Edge Act corporations. For these services, American Express Financial Advisors pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically
in arrears.

These fees are not assessed to your
certificate account.

About AESC

AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly owned subsidiary of American Express Company.


About AEBI


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1998, AEBI had total assets of $529 million and total equity of $165 million.



Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors  and officers

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.

Board of directors
Rodney P. Burwell
Born in 1939. Director beginning in 1999.
Chairman, Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation.


David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler
Born in 1945. Director beginning in 1999.
Independent management consultant.


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney
Born in 1938. Director beginning in 1999.
President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula R. Meyer*
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive Officers


Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president -- Investments since 1994.
Vice president -- Insurance Investments of AEFC since 1989. Vice president -- Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994.
Manager of Investment Accounting of IDS Life Insurance Company from 1986 to
1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president -- Real Estate Loan Management since 1993.
Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Quick telephone reference*


Selling Agent     American Express


                  Bank International



Region offices    101 East 52nd Street      (212) 415-9500


                  4th Floor


                  New York, NY 10022



                  1221 Brickell Avenue         (305) 350-2502

                  8th Floor

                  Miami, FL 33131




*You may experience delays when call volumes are high.

American Express
Investors Certificate
IDS Tower 10
Minneapolis, MN
55440-0010


800-437-3133
612-671-3131


Distributed by
American Express
Financial  Advisors  Inc.

S-6037 N (4/99)

Summary of selected financial information

------------------------------------------------------------------------------------------------------------------------------------

The following selected financial information has been derived from the audited financial statements and should be read in conjunction with those statements and the related notes to financial statements.  Also see "Management's discussion and analysis of financial condition and results of operations" for additional comments.
Year Ended Dec. 31,                                        1998           1997            1996            1995            1994
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      ($ thousands)
Statement of Operations Data
Investment income                                           $273,135        $258,232        $251,481        $256,913       $207,975
Investment expenses                                           76,811          70,137          62,851          62,817         58,690
------------------------------------------------------------------------------------------------------------------------------------

Net investment income before provision for
  certificate reserves and income tax benefit                196,324         188,095         188,630         194,096        149,285
Net provision for certificate reserves                       167,108         165,136         171,968         176,407        107,288
------------------------------------------------------------------------------------------------------------------------------------

Net investment income before income
  tax benefit                                                 29,216          22,959          16,662          17,689         41,997
Income tax benefit                                               265           3,682           6,537           9,097          2,663
------------------------------------------------------------------------------------------------------------------------------------

Net investment income                                         29,481          26,641          23,199          26,786         44,660
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments:
  Securities of unaffiliated issuers                           5,143             980            (444)            452         (7,514)
  Other - unaffiliated                                             -               -             101            (120)         1,638
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments
  before income taxes                                          5,143             980            (343)            332         (5,876)
Income tax (expense) benefit                                  (1,800)           (343)            120            (117)         2,047
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments                        3,343             637            (223)            215         (3,829)
Net income - wholly owned subsidiary                           1,646             328           1,251             373            241
------------------------------------------------------------------------------------------------------------------------------------

Net income                                                   $34,470         $27,606         $24,227         $27,374        $41,072
------------------------------------------------------------------------------------------------------------------------------------

Cash Dividends Declared                                      $29,500              $-         $65,000              $-        $40,200
------------------------------------------------------------------------------------------------------------------------------------

Balance Sheet Data
Total assets                                              $3,834,244      $4,053,648      $3,563,234      $3,912,131     $3,040,857
Certificate loans                                             32,343          37,098          43,509          51,147         58,203
Certificate reserves                                       3,404,883       3,724,978       3,283,191       3,628,574      2,887,405
Stockholder's equity                                         222,033         239,510         194,550         250,307        141,852
------------------------------------------------------------------------------------------------------------------------------------

IDS  Certificate  Company  (IDSC) is 100% owned by  American  Express  Financial
Corporation (Parent).

Management's discussion and analysis of financial condition and results of operations

Results of operations:

IDS Certificate Company's (IDSC) earnings are derived primarily from the after-tax yield on invested assets less investment expenses and interest credited on certificate reserve liabilities. Changes in earnings' trends occur largely due to changes in the rates of return on investments and the rates of interest credited to certificate owner accounts and also, the mix of fully taxable and tax-advantaged investments in the IDSC portfolio.

During the year 1998, total assets and certificate reserves decreased due primarily to certificate maturities and surrenders exceeding certificate sales. The excess of certificate maturities and surrenders over certificate sales resulted primarily from lower accrual rates declared by IDSC during the year. The decrease in total assets in 1998 reflects also, a decrease in net unrealized appreciation on investment securities classified as available for sale of $35 million and cash dividends paid to Parent of $30 million.

During the year 1997, total assets and certificate reserves increased due to certificate sales exceeding certificate maturities and surrenders. The excess of certificate sales over maturities and surrenders resulted primarily from a special introductory offer of the seven- and 13-month term IDS Flexible Savings Certificate. The increase in total assets in 1997 reflects also, an increase of $27 million in net unrealized appreciation on investment securities classified as available for sale.

1998 Compared to 1997:

Gross investment income increased 5.8% due primarily to a higher average balance of invested assets partially offset by slightly lower yields.

Investment expenses increased 9.5% in 1998. The increase resulted primarily from higher amortization of premiums paid for index options of $6.4 million, higher interest expense on reverse repurchase and interest rate swap agreements of $5.2 million, and $3.9 million of fees paid under a transfer agent agreement with American Express Client Service Corporation effective Jan. 1, 1998. Prior to Jan. 1, 1998, transfer agent services were provided by AEFC under the investment advisory and services fee agreement. These higher expenses were partially offset by lower investment advisory and services fees of $8.1 million and lower distribution fees of $.7 million.

Net provision for certificate reserves increased 1.2% due primarily to the net of a higher average balance of certificate reserves and lower accrual rates during 1998.

The decrease in income tax benefit  resulted  primarily from a lesser portion of
net  investment   income  before  income  tax  benefit  being   attributable  to
tax-advantaged income.

1997 Compared to 1996:

Gross investment income increased 2.7% due primarily to a higher average balance of invested assets.

Investment expenses increased 12% in 1997. The increase resulted primarily from higher amortization of premiums paid for index options of $4.4 million, higher distribution fees of $1.8 million and $3.2 million of interest expense on reverse repurchase and interest rate swap agreements entered into in 1997. These higher expenses were partially offset by $2.3 million lower amortization of premiums paid for interest rate caps, corridors and floors due primarily to the expiration of the cap and corridor agreements in 1996 and early 1997.

Net provision for certificate reserves decreased 4.0% due primarily to the net of lower accrual rates and a higher average balance of certificate reserves during 1997.

The decrease in income tax benefit  resulted  primarily from a lesser portion of
net  investment   income  before  income  tax  benefit  being   attributable  to
tax-advantaged income.

Liquidity and cash flow:

IDSC's principal sources of cash are payments from sales of face-amount certificates and cash flows from investments. In turn, IDSC's principal uses of cash are payments to certificate owners for matured and surrendered certificates, purchase of investments and payments of dividends to its Parent.

Certificate sales remained strong in 1998 reflecting clients' ongoing desire for safety of principal. Sales of certificates totaled $1.1 billion in 1998 compared to $1.5 billion in 1997 and $1.0 billion in 1996. The higher certificate sales in 1997 over 1996 resulted primarily from a special introductory promotion of the seven- and 13-month term IDS Flexible Savings Certificate which produced sales of $238 million. Certificate sales in 1997 benefited also, from higher sales of the IDS Preferred Investors Certificate of $113 million and sales of the American Express Special Deposits Certificate of $85 million. The IDS Preferred Investors Certificate was first offered for sale early in the last quarter of 1996. The American Express Special Deposits Certificate was first offered for sale to private banking clients of American Express Bank Ltd. in Hong Kong late in the third quarter of 1997.

The special promotion of the seven- and 13-month term IDS Flexible Savings Certificate was offered from Sept. 10, 1997 to Nov. 25, 1997, and applied only to sales of new certificate accounts during the promotion period. Certificates sold during the promotion period received a special interest rate, determined on a weekly basis, of one percentage point above the Bank Rate Monitor Top 25 Market AverageTM of comparable length certificates of deposit.

Certificate maturities and surrenders totaled $1.7 billion during 1998 compared to $1.3 billion in 1997 and $1.7 billion in 1996. The higher certificate maturities and surrenders in 1998 resulted primarily from $242 million of surrenders of the seven- and 13-month IDS Flexible Savings Certificate. The higher certificate maturities and surrenders in 1996 resulted primarily from $461 million of surrenders of the 11-month IDS Flexible Savings Certificate. These surrenders resulted primarily from lower accrual rates declared by IDSC at term renewal, reflecting interest rates available in the marketplace.

IDSC, as an issuer of face-amount certificates, is affected whenever there is a significant change in interest rates. In view of the uncertainty in the investment markets and due to the short-term repricing nature of certificate reserve liabilities, IDSC continues to invest in securities that provide for more immediate, periodic interest/principal payments, resulting in improved liquidity. To accomplish this, IDSC continues to invest much of its cash flow in intermediate-term bonds and mortgage-backed securities.

IDSC's investment program is designed to maintain an investment portfolio that will produce the highest possible after-tax yield within acceptable risk standards with additional emphasis on liquidity. The program considers investment securities as investments acquired to meet anticipated certificate owner obligations.

Under Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", debt securities that IDSC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities IDSC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available for sale and carried at fair value. The available-for-sale classification does not mean that IDSC expects to sell these securities, but that under SFAS No. 115 positive intent criteria, these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner demand. See notes 1 and 3 to the financial statements for additional information relating to SFAS No. 115.

At Dec. 31, 1998, securities classified as held to maturity and carried at amortized cost were $.6 billion. Securities classified as available for sale and carried at fair value were $2.7 billion. These securities, which comprise 88% of IDSC's total invested assets, are well diversified. Of these securities, 97% have fixed maturities of which 90% are of investment grade. Other than U.S.
Government Agency mortgage- backed securities, no one issuer represents more than 1% of total securities. See note 3 to financial statements for additional information on ratings and diversification.

During the year ended Dec. 31, 1998, IDSC accepted a tender offer of a held-to-maturity security with an amortized cost and fair value of $6.2 million. During the same period in 1998, securities classified as available for sale were sold with an amortized cost and fair value of $343 million and $346 million, respectively. The securities were sold in general management of the investment portfolio.

There were no transfers of available-for-sale or held-to-maturity securities during the years ended Dec. 31, 1998 and 1997.

Market risk and derivative financial instruments:

The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10% decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different than what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings affects in the future will differ from those quantified below.

IDSC primarily invests in intermediate-term and long-term fixed income securities to provide its certificate owners with a competitive rate of return on their certificates while managing risk. These investment securities provide IDSC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. IDSC does not invest in securities to generate trading profits for its own account.

IDSC's Investment Committee, which comprises senior business managers, meets regularly to review models projecting different interest rate scenarios and their impact on IDSC's profitability. The committee's objective is to structure IDSC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve targeted levels of profitability and meet certificate contractual obligations.

Rates credited to certificate owners' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, IDSC's margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategies include the purchase of derivatives, such as interest rate caps, corridors, floors and swaps, for hedging purposes. On two series of certificates, interest is credited to the certificate owners' accounts based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. As a means of hedging its obligations under the provisions of these certificates, the committee purchases and writes call options on the major stock market index. See note 9 to the financial statements for additional information regarding derivative financial instruments.

The negative impact on IDSC's pretax earnings of the 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at Dec. 31, 1998 and 1997, would be approximately $7.5 million and $5.9 million for 1998 and 1997, respectively. The 10% decrease in a major stock market index level would have a minimal impact on IDSC's pretax earnings as of Dec. 31, 1998 and 1997, because the income effect is a decrease in option income and a corresponding decrease in interest credited to the IDS and American Express Stock Market Certificate owners' accounts.

Year 2000 Issue:

IDSC is a wholly owned  subsidiary  of American  Express  Financial  Corporation
(AEFC), which is a wholly owned subsidiary of American Express Company (American Express). All of the major systems used by IDSC are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. American Express is coordinating Year 2000 (Y2K) efforts on behalf of all of its businesses and subsidiaries. Representatives of AEFC are participating in these efforts. The Y2K issue is the result of computer programs having been written using two digits rather than four to define a year. Some programs may recognize a date using "00" as the year 1900 rather than 2000. This misinterpretation could result in the failure of major systems or miscalculations, which could have a material impact on American Express and its businesses and subsidiaries through business interruption or shutdown, financial loss, reputation damage and legal liability to third parties. American Express and AEFC began addressing the Y2K issue in 1995 and have established a plan for resolution, which involves the remediation, decommissioning and replacement of relevant systems, including mainframe, mid-range and desktop computers, application software, operating systems, systems software, date back-up archival and retrieval services, telephone and other communications systems, and hardware peripherals and facilities dependent on embedded technology. As part of their plan, American Express has generally followed and utilized the specific policies and guidelines established by the

Federal Financial Institutions Examination Council, as well as other U.S. and international regulatory agencies. Additionally, American Express continues to participate in Y2K related industry consortia sponsored by various partners and suppliers. Progress is reviewed regularly with IDSC's senior management and American Express' senior management and Board of Directors.

American Express' and AEFC's Y2K compliance effort related to information technology (IT) systems is divided into two initiatives. The first, which is the much larger initiative, is known internally as "Millenniax," and relates to mainframe and other technological systems maintained by the American Express Technologies organization. The second, known as "Business T," relates to the technological assets that are owned, managed or maintained by American Express' individual business units, including AEFC. Business T also encompasses the remediation of non-IT systems. These initiatives involve a substantial number of employees and external consultants. This multiple sourcing approach is intended to mitigate the risk of becoming dependent on any one vendor or resource. While the vast majority of American Express' and AEFC's systems that require modification are being remediated, in some cases they have chosen to migrate to new applications that are already Y2K compliant.

American Express's and AEFC's plans for remediation with respect to Millenniax and Business T include the following program phases: (i) employee awareness and mobilization, (ii) inventory collection and assessment, (iii) impact analysis,
(iv) remediation/decommission, (v) testing and (vi) implementation. As part of the first three phases, American Express and AEFC have identified their mission-critical systems for purposes of prioritization. American Express' and AEFC's goals are to complete testing of critical systems by early 1999, and to continue compliance efforts, including but not limited to, the testing of systems on an integrated basis and independent validation of such testing, through 1999.** American Express and AEFC are currently on schedule to meet these goals. With respect to systems maintained by American Express and AEFC, the first three phases referred to above have been substantially completed for both Millenniax and Business T. In addition, remediation of critical systems is substantially complete. As of Dec. 31, 1998, for Millenniax for American Express, the remediation/decommission, testing and implementation phases for critical and non-critical systems in total are 82%, 75% and 60% complete, respectively. For Millenniax for AEFC, such phases are 99%, 97% and 97% complete, respectively. For Business T for American Express, such phases are 85%, 70% and 69% complete, respectively. For Business T for AEFC, such phases are 74%, 62% and 62% complete, respectively.

American Express' most commonly used methodology for remediation is the sliding window. Once an application/system has been remediated, American Express applies specific types of tests, such as stress, regression, unit, future date and baseline to ensure that the remediation process has achieved Y2K compliance while maintaining the fundamental data processing integrity of the particular system. To assist with remediation and testing, American Express is using various standardized tools obtained from a variety of vendors.

American Express's cumulative costs since inception of the Y2K initiatives were $383 million through Dec. 31, 1998 and are estimated to be in the range of $135-$160 million for the remainder through 2000.** AEFC's cumulative costs since inception of the Y2K initiative were $56 million through Dec. 31, 1998 and are estimated to be in the range of $13-$19 million for the remainder through 2000.** These include both remediation costs and costs related to replacements that were or will be required as a result of Y2K. These costs, which are expensed as incurred, relate to both Millenniax and Business T, and have not had, nor are they expected to have, a material adverse impact on American Express', AEFC's or IDSC's results of operations or financial condition.** Costs related to Millenniax, which represent most of the total Y2K costs of American

Express, are managed by and included in the American Express corporate level financial results; costs related to Business T are included in American Express' individual business segment's financial results, including AEFC's. American Express and AEFC have not deferred other critical technology projects or investment spending as a result of Y2K. However, because American Express and AEFC must continually prioritize the allocation of finite financial and human resources, certain non-critical spending initiatives have been deferred.

American Express' and AEFC's major businesses are heavily dependent upon internal computer systems, and all have significant interaction with systems of third parties, both domestically and internationally. American Express and AEFC are working with key external parties, including merchants, clients, counterparties, vendors, exchanges, utilities, suppliers, agents and regulatory agencies to mitigate the potential risks to American Express and AEFC of Y2K. The failure of external parties to resolve their own Y2K issues in a timely manner could result in a material financial risk to American Express or AEFC. As part of their overall compliance program, American Express and AEFC are actively communicating with third parties through face-to-face meetings and correspondence, on an ongoing basis, to ascertain their state of readiness. Although numerous third parties have indicated to American Express and AEFC in writing that they are addressing their Y2K issues on a timely basis, the readiness of third parties overall varies across the spectrum. Because American Express' and AEFC's Y2K compliance is dependent on key third parties being compliant on a timely basis, there can be no assurances that American Express' and AEFC's efforts alone will resolve all Y2K issues.

At this point, American Express and AEFC are in the process of performing an assessment of reasonably likely Y2K systems failures and related consequences. American Express is also preparing specific Y2K contingency plans for all key
American Express business units, including AEFC, to mitigate the potential impact of such failures. This effort is a full-scale initiative that includes both internal and external experts under the guidance of an American Express-wide steering committee. The contingency plans, which will be based in part on an assessment of the magnitude and probability of potential risks, will primarily focus on proactive steps to prevent Y2K failures from occurring, or if they should occur, to detect them quickly, minimize their impact and expedite their repair. The Y2K contingency plans will supplement disaster recovery and business continuity plans already in place, and are expected to include measures such as selecting alternative suppliers and channels of distribution, and developing American Express' and AEFC's own technology infrastructure in lieu of those provided by third parties. Development of the Y2K contingency plans is expected to be substantially complete by the end of the first quarter of 1999, and will continue to be refined throughout 1999 as additional information related to American Express' and AEFC's exposures is gathered.**

**   Statements   in  this  Y2K   discussion   marked  with  two  asterisks  are
forward-looking statements which are subject to risks and uncertainties. Important factors that could cause results to differ materially from these forward-looking statements include, among other things, the ability of American Express or AEFC to successfully identify systems containing two-digit codes, the nature and amount of programming required to fix the affected systems, the costs of labor and consultants related to such efforts, the continued availability of such resources, and the ability of third parties that interface with American Express and AEFC to successfully address their Y2K issues.

Ratios:

The ratio of stockholder's equity, excluding accumulated other comprehensive income net of tax, to total assets less certificate loans and net unrealized holding gains on investment securities at Dec. 31, 1998 and 1997 was 5.6% and 5.2%, respectively. IDSC's current regulatory requirement is a ratio of 5.0%.

Annual Financial Information

IDS Certificate Company

Responsibility for Preparation of Financial Statements

The management of IDS Certificate Company (IDSC) is responsible for the preparation and fair presentation of its financial statements. The financial statements have been prepared in conformity with generally accepted accounting principles appropriate in the circumstances, and include amounts based on the best judgment of management. IDSC's management is also responsible for the accuracy and consistency of other financial information included in the prospectus.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, IDSC maintains a system of internal control over financial reporting. The system is designed to provide reasonable, but not absolute, assurance with respect to the reliability of IDSC's financial statements. The concept of reasonable assurance is based on the notion that the cost of the internal control system should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes an organizational structure with clearly defined lines of responsibility, policies and procedures, a Code of Conduct, and the careful selection and training of employees. Internal auditors monitor and assess the effectiveness of the internal control system and report their findings to management throughout the year. IDSC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test the internal control system over financial reporting.

Report of Independent Auditors

The Board of Directors and Security Holders
IDS Certificate Company:

We have audited the accompanying balance sheets of IDS Certificate Company, a wholly owned subsidiary of American Express Financial Corporation, as of December 31, 1998 and 1997, and the related statements of operations, comprehensive income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the management of IDS Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 1998 and 1997 by correspondence with custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IDS Certificate Company at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.








/s/ Ernst & Young LLP
ERNST & YOUNG  LLP
Minneapolis, Minnesota
February 4, 1999

Balance Sheets, Dec. 31,
------------------------------------------------------------------------------------------------------------------------------------

Assets

Qualified Assets (note 2)                                                                                 1998            1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             ($ thousands)
Investments in unaffiliated issuers (notes 3, 4 and 10):
  Held-to-maturity securities                                                                               $592,815       $758,143
  Available-for-sale securities                                                                            2,710,545      2,911,524
  First mortgage loans on real estate                                                                        334,280        212,433
  Certificate loans - secured by certificate reserves                                                         32,343         37,098
Investments in and advances to affiliates                                                                        418          6,772
------------------------------------------------------------------------------------------------------------------------------------

Total investments                                                                                          3,670,401      3,925,970
------------------------------------------------------------------------------------------------------------------------------------

Receivables:
  Dividends and interest                                                                                      46,579         48,817
  Investment securities sold                                                                                   3,085          1,635
------------------------------------------------------------------------------------------------------------------------------------

Total receivables                                                                                             49,664         50,452
------------------------------------------------------------------------------------------------------------------------------------

Other (notes 9 and 10)                                                                                        96,213         56,127
------------------------------------------------------------------------------------------------------------------------------------

Total qualified assets                                                                                     3,816,278      4,032,549
------------------------------------------------------------------------------------------------------------------------------------

Other Assets
------------------------------------------------------------------------------------------------------------------------------------

Deferred federal income taxes (note 8)                                                                         1,095              -
Due from affiliate                                                                                             1,082              -
Deferred distribution fees and other                                                                          15,789         21,099
------------------------------------------------------------------------------------------------------------------------------------

Total other assets                                                                                            17,966         21,099
------------------------------------------------------------------------------------------------------------------------------------


Total assets                                                                                              $3,834,244     $4,053,648
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Balance Sheets, Dec. 31, (continued)
------------------------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholder's Equity

Liabilities                                                                                               1998            1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             ($ thousands)
Certificate Reserves (notes 5 and 10):
  Installment certificates:
    Reserves to mature                                                                                      $309,110       $343,219
    Additional credits and accrued interest                                                                   15,062         19,554
    Advance payments and accrued interest                                                                        894            968
    Other                                                                                                         55             56
  Fully paid certificates:
    Reserves to mature                                                                                     2,909,891      3,186,191
    Additional credits and accrued interest                                                                  169,514        174,699
  Due to unlocated certificate holders                                                                           357            291
------------------------------------------------------------------------------------------------------------------------------------

Total certificate reserves                                                                                 3,404,883      3,724,978
------------------------------------------------------------------------------------------------------------------------------------

Accounts Payable and Accrued Liabilities:
  Due to Parent (note 7A)                                                                                        771          1,639
  Due to Parent for federal income taxes                                                                       7,381            495
  Due to affiliates (note 7B, 7C, 7D and 7E)                                                                     426            331
  Reverse repurchase agreements                                                                              141,000         22,000
  Payable for investment securities purchased                                                                  2,211         19,601
  Accounts payable, accrued expenses and other (notes 9 and 10)                                               55,539         29,919
------------------------------------------------------------------------------------------------------------------------------------

Total accounts payable and accrued liabilities                                                               207,328         73,985
------------------------------------------------------------------------------------------------------------------------------------

Deferred federal income taxes (note 8)                                                                             -         15,175
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                          3,612,211      3,814,138
------------------------------------------------------------------------------------------------------------------------------------

Commitments (note 4)
------------------------------------------------------------------------------------------------------------------------------------

Stockholder's Equity (notes 5B, 5C, and 6)
------------------------------------------------------------------------------------------------------------------------------------

Common stock, $10 par - authorized and issued 150,000 shares                                                   1,500          1,500
Additional paid-in capital                                                                                   143,844        143,844
Retained earnings:
  Appropriated for predeclared additional credits/interest                                                     3,710          6,375
  Appropriated for additional interest on advance payments                                                        10             50
  Unappropriated                                                                                              63,623         55,948
Accumulated other comprehensive income - net of tax (note 1)                                                   9,346         31,793
------------------------------------------------------------------------------------------------------------------------------------

Total stockholder's equity                                                                                   222,033        239,510
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholder's equity                                                                $3,834,244     $4,053,648
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.

Statements of Operations
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)
Investment Income
Interest income from investments:
  Bonds and notes:
    Unaffiliated issuers                                                                    $209,408        $191,190       $184,653
  Mortgage loans on real estate:
    Unaffiliated                                                                              18,173          18,053         19,583
    Affiliated                                                                                     -               -             36
  Certificate loans                                                                            1,896           2,200          2,533
Dividends                                                                                     40,856          44,543         44,100
Other                                                                                          2,802           2,246            576
------------------------------------------------------------------------------------------------------------------------------------

Total investment income                                                                      273,135         258,232        251,481
------------------------------------------------------------------------------------------------------------------------------------

Investment Expenses
Parent and affiliated company fees (note 7):
  Distribution                                                                                33,783          34,507         32,732
  Investment advisory and services                                                             9,084          17,233         16,989
  Transfer agent                                                                               3,932               -              -
  Depositary                                                                                     250             238            228
Options (note 9)                                                                              21,012          14,597         10,156
Interest rate caps, corridors and floors (note 9)                                                  -              35          2,351
Reverse repurchase agreements                                                                  3,689           1,217              -
Interest rate swap agreements (note 9)                                                         4,676           1,956              -
Other                                                                                            385             354            395
------------------------------------------------------------------------------------------------------------------------------------

Total investment expenses                                                                     76,811          70,137         62,851
------------------------------------------------------------------------------------------------------------------------------------

Net investment income before provision
  for certificate reserves and income tax benefit                                           $196,324        $188,095       $188,630
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Operations (continued)
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)
Provision for Certificate Reserves (notes 5 and 9)
According to the terms of the certificates:
  Provision for certificate reserves                                                          $9,623          $9,796        $10,445
  Interest on additional credits                                                               1,032           1,244          1,487
  Interest on advance payments                                                                    44              50             61
Additional credits/interest authorized by IDSC:
  On fully paid certificates                                                                 146,434         141,515        146,474
  On installment certificates                                                                 11,001          13,560         14,574
------------------------------------------------------------------------------------------------------------------------------------

Total provision for certificate reserves before reserve recoveries                           168,134         166,165        173,041
Reserve recoveries from terminations prior to maturity                                        (1,026)         (1,029)        (1,073)
------------------------------------------------------------------------------------------------------------------------------------

Net provision for certificate reserves                                                       167,108         165,136        171,968
------------------------------------------------------------------------------------------------------------------------------------

Net investment income before income tax benefit                                               29,216          22,959         16,662
Income tax benefit (note 8)                                                                      265           3,682          6,537
------------------------------------------------------------------------------------------------------------------------------------

Net investment income                                                                         29,481          26,641         23,199
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments
  Securities of unaffiliated issuers                                                           5,143             980           (444)
  Other-unaffiliated                                                                               -               -            101
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments before income taxes                                    5,143             980           (343)
------------------------------------------------------------------------------------------------------------------------------------

Income tax (expense) benefit (note 8):
  Current                                                                                     (1,800)           (304)           772
  Deferred                                                                                         -             (39)          (652)
------------------------------------------------------------------------------------------------------------------------------------

Total income tax (expense) benefit                                                            (1,800)           (343)           120
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments                                                        3,343             637           (223)
------------------------------------------------------------------------------------------------------------------------------------

Net income - wholly owned subsidiary                                                           1,646             328          1,251
------------------------------------------------------------------------------------------------------------------------------------

Net income                                                                                   $34,470         $27,606        $24,227
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Comprehensive Income
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)

Net income                                                                                   $34,470         $27,606        $24,227
------------------------------------------------------------------------------------------------------------------------------------

Other comprehensive (loss) income (note 1)
  Unrealized (losses) gains on available-for-sale
  securities:
    Unrealized holding (losses) gains arising during year                                    (32,020)         26,639        (25,853)
    Income tax benefit (expense)                                                              11,207          (9,324)         9,048
------------------------------------------------------------------------------------------------------------------------------------

    Net unrealized holding (losses) gains arising during period                              (20,813)         17,315        (16,805)
------------------------------------------------------------------------------------------------------------------------------------

    Reclassification adjustment for (gains) losses included in net income                     (2,514)             59          2,802
    Income tax expense (benefit)                                                                 880             (20)          (981)
------------------------------------------------------------------------------------------------------------------------------------

    Net reclassification adjustment for (gains) losses included in net income                 (1,634)             39          1,821
------------------------------------------------------------------------------------------------------------------------------------

Net other comprehensive (loss) income                                                        (22,447)         17,354        (14,984)
------------------------------------------------------------------------------------------------------------------------------------

Total comprehensive income                                                                   $12,023         $44,960         $9,243
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Stockholder's Equity
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)

Common Stock
Balance at beginning and end of year                                                          $1,500          $1,500         $1,500
------------------------------------------------------------------------------------------------------------------------------------

Additional Paid-in Capital
Balance at beginning of year                                                                $143,844        $143,844       $168,844
Cash dividends declared                                                                            -               -        (25,000)
------------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                      $143,844        $143,844       $143,844
------------------------------------------------------------------------------------------------------------------------------------

Retained Earnings
Appropriated for predeclared additional credits/interest (note 5B)
Balance at beginning of year                                                                  $6,375         $11,989        $18,878
Transferred to unappropriated retained earnings                                               (2,665)         (5,614)        (6,889)
------------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                        $3,710          $6,375        $11,989
------------------------------------------------------------------------------------------------------------------------------------

Appropriated for additional interest on advance payments (note 5C)
Balance at beginning of year                                                                     $50             $50            $50
Transferred to unappropriated retained earnings                                                  (40)              -              -
------------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                           $10             $50            $50
------------------------------------------------------------------------------------------------------------------------------------

Unappropriated (note 6)
Balance at beginning of year                                                                 $55,948         $22,728        $31,612
Net income                                                                                    34,470          27,606         24,227
Transferred from appropriated retained earnings                                                2,705           5,614          6,889
Cash dividends declared                                                                      (29,500)              -        (40,000)
------------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                       $63,623         $55,948        $22,728
------------------------------------------------------------------------------------------------------------------------------------

Accumulated other comprehensive income -
  net of tax (note 1)
Balance at beginning of year                                                                 $31,793         $14,439        $29,423
Net other comprehensive (loss) income                                                        (22,447)         17,354        (14,984)
------------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                        $9,346         $31,793        $14,439
------------------------------------------------------------------------------------------------------------------------------------

Total stockholder's equity                                                                  $222,033        $239,510       $194,550
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Cash Flows
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)
Cash Flows from Operating Activities
Net income                                                                                   $34,470         $27,606        $24,227
Adjustments to reconcile net income to net
cash provided by operating activities:
  Net income of wholly owned subsidiary                                                       (1,646)           (328)        (1,251)
  Net provision for certificate reserves                                                     167,108         165,136        171,968
  Interest income added to certificate loans                                                  (1,180)         (1,414)        (1,631)
  Amortization of premiums/discounts-net                                                      22,620          15,484         14,039
  Provision for deferred federal income taxes                                                 (3,088)         (2,266)        (1,124)
  Net realized (gain) loss on investments before income taxes                                 (5,143)           (980)           343
  Decrease (increase) in dividends and interest receivable                                     2,238          (4,804)         5,619
  Decrease in deferred distribution fees                                                       5,310           4,434          2,761
  Increase in other assets                                                                    (1,082)              -              -
  Increase (decrease) in other liabilities                                                    16,814             443           (679)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                    236,421         203,311        214,272
------------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
Maturity and redemption of investments:
  Held-to-maturity securities                                                                161,649          76,678        163,066
  Available-for-sale securities                                                              468,218         408,019        537,565
  Other investments                                                                           76,894          79,929         52,189
Sale of investments:
  Held-to-maturity securities                                                                  6,245          33,910         24,984
  Available-for-sale securities                                                              344,901         160,207        356,194
  Other investments                                                                                -               -            385
Certificate loan payments                                                                      4,006           4,814          6,003
Purchase of investments:
  Held-to-maturity securities                                                                 (1,034)         (4,565)       (49,984)
  Available-for-sale securities                                                             (663,347)     (1,283,620)      (617,138)
  Other investments                                                                         (189,905)        (62,831)       (28,617)
Certificate loan fundings                                                                     (3,703)         (5,021)        (5,288)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities                                         $203,924       ($592,480)      $439,359
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Cash Flows (continued)
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)

Cash Flows from Financing Activities
Payments from certificate owners                                                          $1,192,026      $1,580,013     $1,129,023
Proceeds from reverse repurchase agreements                                                  919,500         433,000              -
Dividend from wholly owned subsidiary                                                          8,000               -              -
Certificate maturities and cash surrenders                                                (1,729,871)     (1,324,175)    (1,663,196)
Payments under reverse repurchase agreements                                                (800,500)       (411,000)             -
Dividends paid                                                                               (29,500)              -        (65,000)
------------------------------------------------------------------------------------------------------------------------------------

Net cash (used in) provided by financing activities                                         (440,345)        277,838       (599,173)
------------------------------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents                                               -        (111,331)        54,458
Cash and cash equivalents beginning of year                                                        -         111,331         56,873
------------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents end of year                                                             $-              $-       $111,331
------------------------------------------------------------------------------------------------------------------------------------


Supplemental Disclosures Including Non-cash Transactions
Cash received (paid) for income taxes                                                         $1,217           ($104)        $7,195
Certificate maturities and surrenders through
  loan reductions                                                                              5,632           8,032          8,554

See notes to financial statements.


Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

1.  Nature of business and summary of significant accounting policies

Nature of business

IDS Certificate Company (IDSC) is a wholly owned subsidiary of American Express Financial Corporation (Parent), which is a wholly owned subsidiary of American Express Company. IDSC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. The certificates issued by IDSC are not insured by any government agency. IDSC's certificates are sold primarily by American Express Financial Advisors Inc.'s (an affiliate) field force operating in 50 states, the District of Columbia and Puerto Rico. IDSC's Parent acts as investment advisor for IDSC.

IDSC currently offers nine types of certificates with specified maturities ranging from ten to twenty years. Within their specified maturity, most certificates have interest rate terms of one- to 36-months. In addition, two types of certificates have interest tied, in whole or in part, to any upward movement in a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts or 401(k) plans and other qualified retirement plans.

IDSC's gross income is derived primarily from interest and dividends generated by its investments. IDSC's net income is determined by deducting from such gross income its provision for certificate reserves, and other expenses, including taxes, the fee paid to Parent for investment advisory and other services, and the distribution fees paid to American Express Financial Advisors, Inc.

Described below are certain accounting policies that are important to an understanding of the accompanying financial statements.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with generally accepted accounting principles. IDSC uses the equity method of accounting for its wholly owned unconsolidated subsidiary, which is the method prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries of issuers of face-amount certificates. Certain amounts from prior years have been reclassified to conform to the current year presentation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of income and expenses during the year then ended. Actual results could differ from those estimates.

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

Preferred stock dividend income

IDSC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Comprehensive Income

Effective Jan. 1, 1998, IDSC adopted Statement of Financial Accounting Standards
(SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires the reporting and display of comprehensive income and its components. Comprehensive income is defined as the aggregate change in stockholder's equity excluding changes in ownership interests. For IDSC, comprehensive income consists of net income and unrealized gains or losses on available-for-sale securities net of taxes. Prior year amounts have been reclassified to conform to the requirements of the new Statement.

Securities

Cash equivalents are carried at amortized cost, which approximates fair value. IDSC has defined cash and cash equivalents as cash in banks and highly liquid investments with a maturity of three months or less at acquisition and are not interest rate sensitive.

Debt securities that IDSC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities IDSC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available for sale and carried at fair value. Unrealized holding gains and losses on securities classified as available for sale are carried, net of deferred income taxes, as accumulated other comprehensive income in stockholder's equity.

The basis for determining cost in computing realized gains and losses on securities is specific identification. When there is a decline in value that is other than temporary, the securities are carried at estimated realizable value with the amount of adjustment included in income.

First mortgage loans on real estate

Mortgage loans are carried at amortized cost, less reserves for losses, which is the basis for determining any realized gains or losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

IDSC generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on Management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificates

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate owners are entitled to receive at maturity a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate at specified percentage rates as declared by IDSC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense

On certain series of certificates, distribution fees are deferred and amortized over the estimated lives of the related certificates, which is approximately 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are recognized in expense and any related surrender charges are recognized as a reduction in provision for certificate reserves.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

Federal income taxes

IDSC's taxable income or loss is included in the consolidated federal income tax return of American Express Company. IDSC provides for income taxes on a separate return basis, except that, under an agreement between Parent and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of Parent and its subsidiaries that Parent will reimburse a subsidiary for any tax benefits recorded.

Accounting developments

In March 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP, which is effective Jan. 1, 1999, requires the capitalization of certain costs incurred to develop or obtain software for internal use. Software utilized by IDSC is owned by Parent and will be capitalized on Parent's financial statements. As a result, the new rule will not have a material impact on IDSC's results of operations or financial condition.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective Jan. 1, 2000. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. Earlier application of all of the provisions of this Statement is encouraged, but it is permitted only as of the beginning of any fiscal quarter that begins after issuance of the Statement. This Statement cannot be applied retroactively. The ultimate financial impact of the new rule will be measured based on the derivatives in place at adoption and cannot be estimated at this time.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

2.  Deposit of assets and maintenance of qualified assets

A) Under the provisions of its certificates and the 1940 Act, IDSC was required to have qualified assets (as that term is defined in Section 28(b) of the 1940
Act) in the amount of  $3,353,920  and  $3,694,204  at Dec.  31,  1998 and 1997,
respectively. IDSC had qualified assets of $3,799,689 at Dec. 31, 1998 and $3,964,036 at Dec. 31, 1997, excluding net unrealized appreciation on available-for-sale securities of $14,378 and $48,912 at Dec. 31, 1998 and 1997, respectively and payable for securities purchased of $2,211 and $19,601 at Dec. 31, 1998 and 1997, respectively.

Qualified assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. Qualified assets for which no provision for valuation is made in such statutes are valued in accordance with rules, regulations or orders prescribed by the SEC. These values are the same as financial statement carrying values, except for debt securities classified as available for sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

B) Pursuant to provisions of the certificates, the 1940 Act, the central depositary agreement and to requirements of various states, qualified assets of IDSC were deposited as follows:


                                                                      Dec. 31, 1998
                                                      -----------------------------------------------

                                                                        Required
                                                         Deposits       deposits         Excess
-----------------------------------------------------------------------------------------------------
Deposits to meet certificate
liability requirements:
States                                                          $364            $327             $37
Central Depositary                                         3,543,964       3,317,295         226,669
-----------------------------------------------------------------------------------------------------

Total                                                     $3,544,328      $3,317,622        $226,706
-----------------------------------------------------------------------------------------------------

                                                                      Dec. 31, 1997
                                                      -----------------------------------------------

                                                                        Required
                                                         Deposits       deposits         Excess
-----------------------------------------------------------------------------------------------------
Deposits to meet certificate
liability requirements:
States                                                          $363            $328             $35
Central Depositary                                         3,826,505       3,650,121         176,384
-----------------------------------------------------------------------------------------------------

Total                                                     $3,826,868      $3,650,449        $176,419
-----------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

The assets on deposit at Dec. 31, 1998 and 1997 consisted of securities having a deposit value of $3,153,038 and $3,580,866, respectively; mortgage loans of $334,280 and $212,433, respectively; and other assets of $57,010 and $33,569, respectively.

American Express Trust Company is the central depositary for IDSC.  See note 7C.

3.  Investments in securities

A) Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by IDSC using established procedures, involving review of market indexes, price levels of current offerings and comparable issues, price estimates and market data from independent brokers and financial files. The procedures are reviewed annually. IDSC's vice president, investments, reports to the board of directors on an annual basis regarding such pricing sources and procedures to provide assurance that fair value is being achieved.

The following is a summary of securities held to maturity and securities available for sale at Dec. 31, 1998 and 1997.

                                                                            Dec. 31, 1998
                                                      ---------------------------------------------------------------
                                                                                          Gross           Gross
                                                        Amortized         Fair         unrealized      unrealized
                                                           cost           value           gains          losses
---------------------------------------------------------------------------------------------------------------------
Held to maturity
U.S. Government and
  agencies obligations                                          $363            $373             $10              $-
Mortgage-backed securities                                    22,366          22,986             620               -
Corporate debt securities                                    168,191         172,941           4,750               -
Stated maturity preferred stock                              401,895         428,689          26,802               8
---------------------------------------------------------------------------------------------------------------------

Total                                                       $592,815        $624,989         $32,182              $8
---------------------------------------------------------------------------------------------------------------------
Available for sale
Mortgage-backed securities                                  $831,677        $846,864         $15,787            $600
State and municipal obligations                               32,075          33,437           1,362               -
Corporate debt securities                                  1,674,932       1,667,264          29,197          36,865
Stated maturity preferred stock                               63,257          65,822           2,637              72
Perpetual preferred stock                                     94,226          97,158           2,947              15
---------------------------------------------------------------------------------------------------------------------

Total                                                     $2,696,167      $2,710,545         $51,930         $37,552
---------------------------------------------------------------------------------------------------------------------


Notes to Financial Statements ($ in thousands unless indicated otherwise)
------------------------------------------------------------------------------------------------------------------------------------

                                                                            Dec. 31, 1997
                                                      ---------------------------------------------------------------
                                                                                          Gross           Gross
                                                        Amortized         Fair         unrealized      unrealized
                                                           cost           value           gains          losses
---------------------------------------------------------------------------------------------------------------------
Held to maturity
U.S. Government and
  agencies obligations                                          $363            $369              $6              $-
Mortgage-backed securities                                    29,340          29,969             629               -
Corporate debt securities                                    242,050         248,455           6,493              88
Stated maturity preferred stock                              486,390         505,522          19,332             200
---------------------------------------------------------------------------------------------------------------------

Total                                                       $758,143        $784,315         $26,460            $288
---------------------------------------------------------------------------------------------------------------------
Available for sale
Mortgage-backed securities                                $1,251,283      $1,274,417         $23,336            $202
State and municipal obligations                               41,116          42,526           1,410               -
Corporate debt securities                                  1,417,668       1,438,640          22,636           1,664
Stated maturity preferred stock                               63,214          64,444           1,284              54
Perpetual preferred stock                                     88,726          91,497           2,771               -
Common stock                                                     605               -               -             605
---------------------------------------------------------------------------------------------------------------------

Total                                                     $2,862,612      $2,911,524         $51,437          $2,525
---------------------------------------------------------------------------------------------------------------------

The amortized cost and fair value of securities held to maturity and available for sale, by contractual maturity, at Dec. 31, 1998, are shown below. Cash flows will differ from contractual maturities because issuers may have the right to call or prepay obligations.

                                                                                        Amortized         Fair
                                                                                          cost            value
---------------------------------------------------------------------------------------------------------------------
Held to maturity
Due within 1 year                                                                            $99,718        $100,336
Due after 1 year through 5 years                                                             274,565         288,415
Due after 5 years through 10 years                                                           179,098         194,280
Due after 10 years                                                                            17,068          18,972
---------------------------------------------------------------------------------------------------------------------
                                                                                             570,449         602,003
Mortgage-backed securities                                                                    22,366          22,986
---------------------------------------------------------------------------------------------------------------------

Total                                                                                       $592,815        $624,989
---------------------------------------------------------------------------------------------------------------------
Available for sale
Due within 1 year                                                                            $76,383         $76,569
Due after 1 year through 5 years                                                             825,032         841,426
Due after 5 years through 10 years                                                           506,693         508,301
Due after 10 years                                                                           362,156         340,227
---------------------------------------------------------------------------------------------------------------------
                                                                                           1,770,264       1,766,523
Mortgage-backed securities                                                                   831,677         846,864
Perpetual preferred stock                                                                     94,226          97,158
---------------------------------------------------------------------------------------------------------------------

Total                                                                                     $2,696,167      $2,710,545
---------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

During the years ended Dec. 31, 1998 and 1997, there were no securities classified as trading securities.

The proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses on those sales during the years ended Dec. 31, 1998, 1997 and 1996, were as follows:

                                                                          1998            1997            1996
---------------------------------------------------------------------------------------------------------------------

Proceeds                                                                    $346,353        $161,188        $313,976
Gross realized gains                                                           4,487           1,292             456
Gross realized losses                                                          1,461           1,637           5,836
---------------------------------------------------------------------------------------------------------------------

Sales of held-to-maturity securities resulting from acceptance of a tender offer during the year ended
Dec. 31, 1998 and significant credit deterioration during the years ended Dec. 31,  1997 and 1996, were as follows:

                                                                          1998            1997            1996
---------------------------------------------------------------------------------------------------------------------

Amortized cost                                                                $6,182         $32,969         $22,297
Gross realized gains                                                              63           1,621           3,200
Gross realized losses                                                              -             680             513
---------------------------------------------------------------------------------------------------------------------

During the years ended Dec. 31, 1998 and 1997, no securities were reclassified from held to maturity to available for sale.

B) Investments in securities with fixed maturities comprised 85% and 89% of IDSC's total invested assets at Dec. 31, 1998 and 1997, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by Parent's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. A summary of investments in securities with fixed maturities by rating of investment is as follows:


Rating                                     1998           1997
---------------------------------------------------------------------

Aaa/AAA                                    37%             44%
Aa/AA                                       1               1
Aa/A                                        1               1
A/A                                         13             14
A/BBB                                       5               6
Baa/BBB                                     33             25
Below investment grade                      10              9
---------------------------------------------------------------------

                                           100%           100%
---------------------------------------------------------------------

Of the securities rated Aaa/AAA, 84% and 83% at Dec. 31, 1998 and 1997, respectively, are U.S. Government Agency mortgage-backed securities that are not rated by a public rating

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

agency. Approximately 11% and 9% at Dec. 31, 1998 and 1997, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by Parent's internal analysts. At Dec. 31, 1998 and 1997 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1% of IDSC's total investment in securities with fixed maturities.

C) IDSC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, IDSC may purchase for its portfolio all or part of an issue of restricted securities. Since IDSC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by IDSC at a later date.

The fair values of restricted securities are determined by the board of directors using the procedures and factors described in note 3A.

In the event IDSC were to be deemed to be a distributor of the restricted securities, it is possible that IDSC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

4.  Investments in first mortgage loans on real estate

At Dec. 31, 1998 and 1997, IDSC's recorded investment in impaired mortgage loans was $296 and $363, respectively, and the reserve for loss on those amounts was $261 in both years. During 1998, 1997 and 1996, the average recorded investment in impaired mortgage loans was $331, $743 and $925, respectively.

IDSC recognized $31, $37 and $88 of interest income related to impaired mortgage loans for the years ended Dec. 31, 1998, 1997 and 1996, respectively.

During the years ended Dec. 31, 1998, 1997 and 1996, there were no changes in the reserve for loss on mortgage loans of $611.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

At Dec. 31, 1998 and 1997, approximately 9% and 5%, respectively, of IDSC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans by region and type of real estate is as follows:

Region                                        1998           1997
---------------------------------------------------------------------

West North Central                             21%            21%
South Atlantic                                 18             23
East North Central                             17             18
Mountain                                       14             13
West South Central                             12              6
Pacific                                         7              3
New England                                     6              5
Middle Atlantic                                 5             11
---------------------------------------------------------------------

Total                                         100%           100%
---------------------------------------------------------------------

Property Type                                 1998           1997
---------------------------------------------------------------------

Retail/shopping centers                        28%            31%
Office buildings                               25             20
Apartments                                     19             23
Industrial buildings                           12             17
Other                                          16              9
---------------------------------------------------------------------

Total                                         100%           100%
---------------------------------------------------------------------

The carrying amounts and fair values of first mortgage loans on real estate are as follows at Dec. 31. The fair values are estimated using discounted cash flow analysis, using market interest rates currently being offered for loans with similar maturities.

                                                              Dec. 31, 1998                   Dec. 31, 1997
                                                      ---------------------------------------------------------------

                                                         Carrying         Fair          Carrying          Fair
                                                          amount          value          amount           value
---------------------------------------------------------------------------------------------------------------------
First mortgage loans on real estate                         $334,891        $343,406        $213,044        $216,951
Reserve for losses                                              (611)              -            (611)              -
---------------------------------------------------------------------------------------------------------------------

Net first mortgage loans on
real estate                                                 $334,280        $343,406        $212,433        $216,951
---------------------------------------------------------------------------------------------------------------------

At Dec. 31, 1998 and 1997, commitments for fundings of first mortgage loans, at market interest rates, aggregated $60,828 and $9,375, respectively. IDSC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. IDSC's loan fundings are restricted to 80% or less of the market value of the real estate at the time of the loan funding. Management believes there is no fair value for these commitments.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

5.  Certificate reserves

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at Dec. 31, 1998 and 1997 were:

                                                                                          1998
                                                                     ------------------------------------------------
                                                                                         Average         Average
                                                                                          gross        additional
                                                                         Reserve      accumulation       credit
                                                                         balance          rate            rate
---------------------------------------------------------------------------------------------------------------------
Installment certificates
Reserves to mature:
  With guaranteed rates                                                      $21,018       3.50%           .50%
  Without guaranteed rates (A)                                               288,092          -           2.92
Additional credits and accrued interest                                       15,061       3.16              -
Advance payments and accrued interest (C)                                        894       3.18            .82
Other                                                                             55          -              -
Fully paid certificates
Reserves to mature:
  With guaranteed rates                                                      146,437       3.20           1.47
  Without guaranteed rates (A) and (D)                                     2,763,454          -           4.29
Additional credits and accrued interest                                      169,515       3.18              -
Due to unlocated certificate holders                                             357          -              -
---------------------------------------------------------------------------------------------------------------------

Total                                                                     $3,404,883
---------------------------------------------------------------------------------------------------------------------

                                                                                          1997
                                                                     ------------------------------------------------
                                                                                         Average         Average
                                                                                          gross        additional
                                                                         Reserve      accumulation       credit
                                                                         balance          rate            rate
---------------------------------------------------------------------------------------------------------------------

Installment certificates
Reserves to mature:
  With guaranteed rates                                                      $24,316       3.50%          1.35%
  Without guaranteed rates (A)                                               318,903          -           2.96
Additional credits and accrued interest                                       19,554       3.17              -
Advance payments and accrued interest (C)                                        968       3.17           1.68
Other                                                                             56          -              -
Fully paid certificates
Reserves to mature:
  With guaranteed rates                                                      165,258       3.21           1.83
  Without guaranteed rates (A) and (D)                                     3,020,933          -           5.03
Additional credits and accrued interest                                      174,699       3.21              -
Due to unlocated certificate holders                                             291                         -
---------------------------------------------------------------------------------------------------------------------

Total                                                                     $3,724,978
---------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

A) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly or annually, in accordance with the terms of the separate series of certificates.

B) On certain series of single payment certificates, additional interest is predeclared for periods greater than one year. At Dec. 31, 1998, $3,710 of retained earnings had been appropriated for the predeclared additional interest, which represents the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

C) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.18%. IDSC has increased the rate of accrual to 4.00% through April 30, 2000. An appropriation of retained earnings amounting to $10 has been made, which represents the estimated additional accrual that will result from the increase granted by IDSC.

D) IDS Stock Market Certificate, American Express Stock Market Certificate and IDS Market Strategy Certificate enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 12 months and may continue for up to 20 successive terms. The reserve balance on these certificates at Dec. 31, 1998 and 1997 was $622,409 and $416,485, respectively.

E) The carrying amounts and fair values of certificate reserves consisted of the following at Dec. 31, 1998 and 1997. Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges.

The fair values for other certificate reserves are determined by a discounted cash flow analysis using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

                                                                          1998                            1997
                                                                     ---------------------------------------------------------------

                                                                        Carrying          Fair          Carrying          Fair
                                                                         amount           value          amount          value
------------------------------------------------------------------------------------------------------------------------------------
Reserves with terms of one year or less                                   $3,070,001      $3,068,463      $3,186,971     $3,185,396
Other                                                                        334,882         350,509         538,007        551,988
------------------------------------------------------------------------------------------------------------------------------------

Total certificate reserves                                                 3,404,883       3,418,972       3,724,978      3,737,384
Unapplied certificate transactions                                               853             853             868            868
Certificate loans and accrued interest                                       (32,703)        (32,703)        (37,495)       (37,495)
------------------------------------------------------------------------------------------------------------------------------------

Total                                                                     $3,373,033      $3,387,122      $3,688,351     $3,700,757
------------------------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

6.  Dividend restriction

Certain series of installment certificates outstanding provide that cash dividends may be paid by IDSC only in calendar years for which additional credits of at least one-half of 1% on such series of certificates have been authorized by IDSC. This restriction has been removed for 1999 and 2000 by IDSC's declaration of additional credits in excess of this requirement.

7.  Fees paid to Parent and affiliated companies ($ not in thousands)

A) The basis of computing fees paid or payable to Parent for investment advisory, joint facilities, technology support and treasury services is:

The investment advisory and services agreement with Parent provides for a graduated scale of fees equal on an annual basis to 0.750% on the first $250 million of total book value of assets of IDSC, 0.650% on the next $250 million, 0.550% on the next $250 million, 0.500% on the next $250 million and 0.107% on the amount in excess of $1 billion. Effective Jan. 1, 1998, the fee on the amount in excess of $1 billion was changed from 0.450% to 0.107%. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage loans, real estate and any other asset on which IDSC pays an outside service fee.

B) The basis of computing fees paid or payable to American Express Financial Advisors, Inc. (an affiliate) for distribution services is:

Fees payable to American Express Financial Advisors, Inc. on sales of IDSC's certificates are based upon terms of agreements giving American Express Financial Advisors, Inc. the exclusive right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, IDSC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to American Express Financial Advisors may be lowered. For the promotion of the seven- and 13-month term IDS Flexible Savings Certificate which occurred Sept. 10, 1997 to Nov. 25, 1997, the distribution fee for sales of these certificates was lowered to 0.067%.

The aggregate fees payable under the agreements per $1,000 face amount of installment certificates and a summary of the periods over which the fees are payable are:


                                                                                                        Number of
                                                                                                       certificate
                                                                                                        years over
                                                                         Aggregate fees payable           which
                                                      -----------------------------------------------
                                                                                                       subsequent
                                                                     First           Subsequent        years' fees
                                                      Total          year            years             are payable
---------------------------------------------------------------------------------------------------------------------

On sales effective April 30, 1997                     $25.00         $ 2.50          $22.50                 9

On sales prior to April 30, 1997(a)                    30.00           6.00           24.00                 4
---------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

(a) At the end of the sixth through the 10th year, an additional fee of 0.5% is payable on the daily average balance of the certificate reserve maintained during the sixth through the 10th year, respectively.

Effective April 30, 1997, fees on the IDS Cash Reserve and IDS Flexible Savings Certificates are paid at a rate of 0.20% of the purchase price at the time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold prior to April 30, 1997, fees were paid at a rate of 0.25% of the purchase price at the time of issuance and 0.25% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Fees on the IDS Future Value Certificate were paid at the rate of 5% of the purchase price at time of issuance. Effective May 1, 1997, the IDS Future Value Certificate is no longer being offered for sale.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Fees on the IDS Preferred Investors Certificate are paid at an annualized rate of 0.66% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Effective April 30, 1997, fees on the IDS and American Express Stock Market Certificates, and IDS Market Strategy Certificate are paid at the rate of 0.70% of the purchase price on the first day of the certificate's term and 0.70% of the reserves maintained for these certificates at the beginning of each subsequent term. For certificates sold prior to April 30, 1997, fees were paid at a rate of 1.25% of the purchase price on the first day of the certificate's term and 1.25% of the reserves maintained for these certificates at the beginning of each subsequent term.

C) The basis of computing depositary fees paid or payable to American Express Trust Company (an affiliate) is:

-------------------------------------------------------------------------------
Maintenance charge per account          5 cents per $1,000 of assets on deposit

Transaction charge                      $20 per transaction

Security loan activity:
  Depositary Trust Company
    receive/deliver                     $20 per transaction
  Physical receive/deliver              $25 per transaction
  Exchange collateral                   $15 per transaction
-------------------------------------------------------------------------------

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

D) The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits Certificate on an annualized basis is:

1.25% of the reserves maintained for the certificates on an amount from $100,000 to $249,000, 0.80% on an amount from $250,000 to $499,000, 0.65% on an amount from $500,000 to $999,000 and 0.50% on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

E) The basis of computing transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is:

Under a Transfer Agency Agreement effective Jan. 1, 1998, AECSC maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to Jan. 1, 1998, AEFC provided this service to IDSC under the investment advisory and services agreement.

8.  Income taxes

Income tax (expense) benefit as shown in the statement of operations for the three years ended Dec. 31, consists of:

                                                                             1998            1997            1996
---------------------------------------------------------------------------------------------------------------------
Federal
  Current                                                                    ($5,668)         $1,138          $5,560
  Deferred                                                                     4,183           2,266           1,124
---------------------------------------------------------------------------------------------------------------------
                                                                              (1,485)          3,404           6,684
State                                                                            (50)            (65)            (27)
---------------------------------------------------------------------------------------------------------------------

Total income tax (expense) benefit                                           ($1,535)         $3,339          $6,657
---------------------------------------------------------------------------------------------------------------------

Income tax (expense) benefit differs from that computed by using the U.S. Statutory rate of 35%.  The principal causes of the difference in each year are shown below:

                                                                             1998            1997            1996
---------------------------------------------------------------------------------------------------------------------

Federal tax expense at U.S. statutory rate                                  ($12,026)        ($8,378)        ($5,711)
Tax-exempt interest                                                              394             724           1,517
Dividend exclusion                                                            10,121          11,044          10,865
Other, net                                                                        26              14              13
---------------------------------------------------------------------------------------------------------------------

Federal tax (expense) benefit                                                ($1,485)         $3,404          $6,684
---------------------------------------------------------------------------------------------------------------------

Deferred income taxes result from the net tax effects of temporary differences.  Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

purposes in future years. Principal components of IDSC's deferred tax assets and liabilities as of Dec. 31, are as follows.


Deferred tax assets                          1998            1997
---------------------------------------------------------------------

Certificate reserves                         $19,423         $13,488
Investment reserves                              502             502
Other, net                                        18              19
---------------------------------------------------------------------

Total deferred tax assets                    $19,943         $14,009
---------------------------------------------------------------------

Deferred tax liabilities                     1998            1997
---------------------------------------------------------------------

Deferred distribution fees                    $5,523          $7,382
Investment unrealized gains                    5,032          17,119
Purchased/written call options                 7,417           3,557
Dividends receivable                             553             654
Investments                                      280             429
Return of capital dividends                       43              43
---------------------------------------------------------------------

Total deferred tax liabilities                18,848          29,184
---------------------------------------------------------------------

Net deferred tax assets (liabilities)         $1,095        ($15,175)
---------------------------------------------------------------------

9.  Derivative financial instruments

IDSC enters into transactions involving derivative financial instruments as an end user (nontrading). IDSC uses these instruments to manage its exposure to interest rate risk and equity price risk, including hedging specific transactions. IDSC manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. IDSC is not impacted by market risk related to derivatives held because derivatives are largely used to manage risk and, therefore, the cash flows and income effects of the derivatives are inverse to the effects of the underlying hedged transactions.

Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. IDSC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate. At Dec. 31, 1998, IDSC's counterparties to the interest rate floors and swaps are rated AA by nationally recognized rating agencies. The counterparties to the purchased call options are seven major broker/dealers.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts do not represent market or credit risk and are not recorded on the balance sheet.

Credit risk related to derivative financial instruments is measured by the replacement cost of those contracts at the balance sheet date. The replacement cost represents the fair value of the instrument, and is determined by market values, dealer quotes or pricing models.

IDSC's holdings of derivative financial instruments were as follows at Dec. 31, 1998 and 1997.



                                                                                   1998
                                                      ---------------------------------------------------------------
                                                         Notional                                         Total
                                                       or contract      Carrying          Fair           credit
                                                          amount          value           value           risk
---------------------------------------------------------------------------------------------------------------------
Assets
  Interest rate floors                                      $500,000             $37            $348            $348
  Purchased call options                                         448          96,176          92,357          92,357
---------------------------------------------------------------------------------------------------------------------
  Total                                                     $500,448         $96,213         $92,705         $92,705
---------------------------------------------------------------------------------------------------------------------

Liabilities
  Interest rate swaps                                       $500,000              $-          $1,488              $-
  Written call options                                           448          38,071          54,181               -
---------------------------------------------------------------------------------------------------------------------
  Total                                                     $500,448         $38,071         $55,669              $-
---------------------------------------------------------------------------------------------------------------------

                                                                                   1997
                                                      ---------------------------------------------------------------
                                                         Notional                                         Total
                                                       or contract      Carrying          Fair           credit
                                                          amount          value           value           risk
---------------------------------------------------------------------------------------------------------------------

Assets
  Interest rate floors                                      $500,000            $205            $251            $251
  Purchased call options                                         389          55,922          54,609          54,609
---------------------------------------------------------------------------------------------------------------------
  Total                                                     $500,389         $56,127         $54,860         $54,860
---------------------------------------------------------------------------------------------------------------------

Liabilities
  Interest rate swaps                                     $1,000,000              $-          $2,138              $-
  Written call options                                           376          24,739          32,990               -
---------------------------------------------------------------------------------------------------------------------
  Total                                                   $1,000,376         $24,739         $35,128              $-
---------------------------------------------------------------------------------------------------------------------

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models.  The interest rate floors and swaps at Dec. 31, 1998, expire in April of 1999.  The options at Dec. 31, 1998, expire throughout 1999.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

Interest rate caps, corridors, floors and swaps, and options are used to manage IDSC's exposure to rising interest rates. These instruments are used primarily to protect the margin between the interest earned on investments and the interest rate credited to related investment certificate owners.

The interest rate floors are reset monthly and IDSC earns interest on the notional amount to the extent the U.S. Treasury securities at "constant maturity" for a period of one year exceed the reference rates specified in the floor agreements. These reference rates range from 4.6% to 4.7%. The cost of interest rate floors is amortized over the terms of the agreements on a straight line basis and is included in other qualified assets. The amortization, net of any interest earned, is included in investment expenses or other investment income, as appropriate.

The interest rate caps and corridors were reset quarterly and IDSC earned interest on the notional amount to the extent the London Interbank Offering Rate exceeded the reference rates specified in the cap and corridor agreements. These reference rates ranged from 4% to 9%. The cost of interest rate caps and corridors is amortized over the terms of the agreements on a straight line basis and is included in other qualified assets. The amortization, net of any interest earned, is included in investment expenses or other investment income, as appropriate.

The interest rate swaps are reset monthly. IDSC pays a fixed rate on the notional amount ranging from 5.46% to 5.66% and receives a floating rate on the notional amount tied to the U.S. Treasury securities at "constant maturity" for a period of one year. There is no cost carried on the balance sheet. Interest earned and interest expensed under the agreements is shown net in investment expenses or other investment income, as appropriate.

IDSC offers a series of certificates which pays interest based upon the relative change in a major stock market index between the beginning and end of the certificates' term. The certificate owners have the option of participating in the full amount of increase in the index during the term (subject to a specified maximum) or a lesser percentage of the increase plus a guaranteed minimum rate of interest. As a means of hedging its obligations under the provisions of these certificates, IDSC purchases and writes call options on the major market index. The options are cash settlement options, that is, there is no underlying security to deliver at the time the contract is closed out.

Each purchased (written) call option contract confers upon the holder the right (obligation) to receive (pay) an amount equal to one hundred dollars times the difference between the level of the major stock market index on the date the call option is exercised and the strike price of the option.

The option contracts are less than one year in term. The premiums paid or received on these index options are reported in other qualified assets or other liabilities, as appropriate, and are amortized into investment expense over the life of the option. The intrinsic value of these index options is also reported in other qualified assets or other liabilities, as appropriate. Changes in the intrinsic value of these options are recognized currently in provision for certificate reserves.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

Following is a summary of open option contracts at Dec. 31, 1998 and 1997.


                                                                          1998
                                                      -----------------------------------------------
                                                         Contract        Average         Index at
                                                          amount      strike price     Dec.31,1998
-----------------------------------------------------------------------------------------------------
Purchased call options                                     $448           1,088           1,229
Written call options                                        448           1,206           1,229
-----------------------------------------------------------------------------------------------------

                                                                          1997
                                                      -----------------------------------------------
                                                         Contract        Average         Index at
                                                          amount      strike price     Dec.31,1997
-----------------------------------------------------------------------------------------------------

Purchased call options                                      $389             876             970
Written call options                                         376             969             970
-----------------------------------------------------------------------------------------------------

10.  Fair values of financial instruments

IDSC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as cash and cash equivalents, receivables for dividends and interest, investment securities sold and other trade receivables, accounts payable due to Parent and affiliates, payable for investment securities purchased and other accounts payable and accrued expenses are approximated to be the carrying amounts disclosed in the balance sheets. Non-financial instruments, such as deferred distribution fees, are excluded from required disclosure. IDSC's off-balance sheet intangible assets, such as IDSC's name and future earnings of the core business are also excluded. IDSC's management believes the value of these excluded assets is significant. The fair value of IDSC, therefore, cannot be estimated by aggregating the amounts presented.

A summary of fair values of financial instruments as of Dec. 31, is as follows:

                                                                                 1998                            1997
                                                                     ---------------------------------------------------------------

                                                                        Carrying          Fair          Carrying          Fair
                                                                          value           value           value          value
------------------------------------------------------------------------------------------------------------------------------------
Financial assets
  Assets for which carrying values
    approximate fair values                                                  $50,288         $50,288         $49,940        $49,940
  Investment securities (note 3)                                           3,303,360       3,335,534       3,669,667      3,695,839
  First mortgage loans on real estate (note 4)                               334,280         343,406         212,433        216,951
  Derivative financial instruments (note 9)                                   96,213          92,705          56,127         54,860
Financial liabilities
  Liabilities for which carrying values
    approximate fair values                                                  154,964         154,964          48,255         48,255
  Certificate reserves (note 5)                                            3,373,033       3,387,122       3,688,351      3,700,757
  Derivative financial instruments (note 9)                                   38,071          55,669          24,739         35,128
------------------------------------------------------------------------------------------------------------------------------------

Prospectus April 28, 1999
American Express Investors Certificate
(for selected investors)

Provides high  fixed  rates  with  capital preservation.

IDS Certificate Company (the Issuer or IDSC), a subsidiary of American Express Financial Corporation, issues American Express Investors Certificates. You can:

o Purchase this certificate in any amount from $100,000 through $5 million, unless you receive prior authorization from the Issuer to invest more.
o Select a term of one, two, three, six, 12, 24 or 36 months.
o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This prospectus is designed for selected persons who plan to invest at least $50 million in combinations of these certificates with authorization from the Issuer. Unless you plan to invest at least $50 million, you should discuss with your relationship manager whether this is the right prospectus for you.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.


Issuer:
IDS Certificate Company
Unit 557
IDS Tower 10
Minneapolis, MN 55440-0010
800-437-3133
612-671-3131


Distributor:
American Express Financial Advisors Inc.

Selling Agent:
American  Express  Bank  International

Initial interest rates


The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the certificate" for more explanation.

Here are the interest rates in effect
April 28, 1999*:

                                    Actual
               Simple               Compound       Effective
               Interest             Yield for      Annualized
Term           Rate*                the Term**     Yield***
  1 month      3.426%               3.426%         3.480%
  2 month      3.421                3.426          3.475
  3 month      3.490                3.500          3.546
  6 month      3.513                3.539          3.570
 12 month      3.652                3.714          3.714
 24 month      3.774                3.840          3.840
 36 month      3.774                3.840          3.840
  * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for new purchases" under "About the certificate."
 ** Assuming monthly compounding for the number of months in the term and a
    $100,000 purchase.
*** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.


Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by the Issuer," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by the Issuer. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See
"Management's discussion and analysis of financial condition and results of operation."

Table of Contents

Initial interest rates                            2p
Risk factors                                      2p

About the certificate                             6p


Read and keep this prospectus                     6p


Investment amounts and terms                      6p
Face amount and principal                         7p
Value at maturity                                 8p
Receiving cash during the term                    8p
Interest                                          9p
Promotions and pricing flexibility                9p
Rates for new purchases                          10p
Rates for future terms                           14p
Additional investments                           15p
Earning interest                                 16p

How to invest and withdraw funds                 17p
Buying your certificate                          17p
How to make investments at term end              19p
Full and partial withdrawals                     20p
When your certificate term ends                  23p
Transfers to other accounts                      24p
Transfer of ownership                            24p
For more information                             24p
Giving instructions and written notification     24p
Purchases by bank wire                           26p

Tax treatment of your investment                 27p
Withholding taxes                                27p
Trusts                                           28p

How your money is used and protected             29p
Invested and guaranteed by the Issuer            29p
Regulated by government                          30p
Backed by our investments                        30p
Investment policies                              31p

How your money is managed                        37p
Relationship between the Issuer and American
  Express Financial Corporation                  37p
Capital structure and certificates issued        39p
Investment management and services               39p
Distribution                                     41p

Selling Agent Agreement with AEBI                42p
Other selling agents                             42p

About American Express Service Corporation       43p
About American Express Bank International        43p
Transfer agent                                   44p
Employment of other American Express affiliates  45p
Directors and officers                           45p
Independent auditors                             48p

Appendix                                         49p

Annual financial information                     51p
Summary of selected financial information        51p
 Management's discussion and analysis of financial
 condition and results of operations             52p
Report of independent auditors                   67p

Financial statements                             69p

Notes to financial statements                    76p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.


This prospectus describes American Express Investors Certificate distributed by American Express Financial Advisors Inc. American Express Bank International
(AEBI) has an arrangement with American Express Financial Advisors Inc. under which the certificate is offered to AEBI's clients who are neither citizens nor residents of the United States and to certain U.S. trusts. The certificate is currently available through AEBI offices located in Florida and New York. This certificate also may be available through other selling agents.


Investment amounts and terms


You may purchase the American Express Investors Certificate in any amount from $100,000 payable in U.S. currency. The American Express Investors Certificate is a security purchased with a single investment. Unless you receive prior approval, your total amount paid in any one or more certificates, in the aggregate over the life of the certificates, less withdrawals, cannot exceed $5 million. Unless you plan to invest at least $50 million in total, with at least $5 million (exclusive of interest) for a term of 12 months or longer, you should discuss with your relationship manager whether this is the right prospectus for you.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

 Principal equals          Face amount (initial investment)
===============================================================================
 plus         At the end of a term, interest credited to your account
              during the term
 minus        Any interest paid to you in cash
 plus         Any additional investments to your certificate
 minus        Any withdrawals, fees and applicable penalties

Principal may change during a term as described in "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

    $500,000   Face amount (initial investment)

plus   7,500   Interest  credited to your account
minus     (0)  Interest paid to you in cash
plus 250,000   Additional   investment  to  your  certificate
minus     (0)  Withdrawals and applicable penalties or fees
    $757,500   Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years from the issue date of the certificate. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:
o    applying  the  interest  rate then in effect to your  balance  each day;
o    adding these daily amounts to get a monthly total; and
o subtracting interest accrued on any amount you withdraw during the certificate month.


Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-437-3133.

Promotions and pricing flexibility


The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:


1 month      Within a range of 80 basis points below to 20 basis points above the one-month LIBOR rate.

2 months     Within a range of 80 basis points below to 20 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months     Within a range of 80 basis points below to 20 basis points above the three-month LIBOR rate.

6 months     Within a range of 80 basis points below to 20 basis points above the six-month LIBOR rate.

12 months    Within a range of 80 basis points below to 20 basis points above the 12-month LIBOR rate.

24 months    Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months    Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)


For investments from $250,000 to $999,999 initial rates for specific terms are determined as follows:


1 month      Within a range of 100 basis points below to zero basis points above the one-month LIBOR rate.

2 months     Within a range of 100 basis points below to zero basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months     Within a range of 100 basis points below to zero basis points above the three-month LIBOR rate.

6 months     Within a range of 100 basis points below to zero basis points above the six-month LIBOR rate.

12 months    Within a range of 100 basis points below to zero basis points above the 12-month LIBOR rate.

24 months    Within a range of 85 basis points below to 15 basis points above the
             LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months    Within a range of 85 basis points below to 15 basis points above the
             LIBOR rate. (A 36-month LIBOR rate is not published.)


For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month   Within a range of 180 basis points below to 80 basis points below the one-month LIBOR rate.

2 months Within a range of 180 basis points below to 80 basis points below the one-month LIBOR rate. (A two-month LIBOR rate is not published.)


3 months     Within a range of 180 basis points below to 80 basis points below the three-month LIBOR rate.

6 months     Within a range of 180 basis points below to 80 basis points below the six-month LIBOR rate.

12 months    Within a range of 180 basis points below to 80 basis points below the 12-month LIBOR rate.

24 months    Within a range of 175 basis points below to 75 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months    Within a range of 175 basis points below to 75 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 6.50%, the rate declared on a six-month American Express Investors Certificate greater than $250,000 but less than $1 million would be between 5.50% and 6.50%. If the LIBOR rate published for a given week with respect to 12-month certificates is 7.00%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors
Certificates greater than $250,000 would be between 6.15% and 7.15%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published in The Wall Street Journal.


Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your AEBI or other selling agent representative.


In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Rates for future terms

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

Additional investments

You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

Earning interest

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to invest and withdraw funds

Buying your certificate

This certificate is available only to AEBI clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:
o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);
o there are no more than 10 grantors of the trust;
o all the grantors are neither  citizens nor residents of the United States;
o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax treatment of your investment;"
o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and
o the trustee  supplies IDSC with appropriate tax documentation.

The certificate is available through AEBI offices located in Florida and New York. An AEBI or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Taxes on your earnings."

Purchase policies:

o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your AEBI or other selling agent representative, or by writing or calling the Client Service Organization at the address or phone number on the cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.
o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

How to make investments at term end

By wire

If you have an established account, you may wire money to:


Norwest Bank Minnesota
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.


Give these instructions:
Credit IDS
Account #00-29-882
for personal account #
(your account number)
for (your name).

If this information
is not included,
the order may be
rejected and all
money received
less any costs IDSC
incurs will be
returned promptly.

o Minimum amount
you may wire: $1,000.


o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minnesota are open for business.


o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.


o The Issuer, AEFC, its subsidiaries, AEBI, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.


o You must pay any fee the bank charges for wiring.

How to invest and withdraw funds

Full and partial withdrawals

You may receive all or part of your money at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.
o Full and partial withdrawals of principal are subject to penalties, described below.
o If you request a withdrawal or a series of withdrawals exceeding $50,000,000 in any 30 day period, the Issuer at its option may, prior to the maturity of any of these certificates, defer any payment or payments to the certificate owner for a period of not more than 30 days. If the Issuer exercises this option, interest will accrue on any such payment or payments, for the period of deferment, at a rate at least equal to that applicable to the last term of the certificate.
o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.
o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.
o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term:

When you request a full or partial withdrawal,  we pay the amount you request:
o first from interest  credited during the current term;
o then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner.

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

How to invest and withdraw funds

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

 Total investments                        $1,000,000
 Interest credited                        $   27,000
 Total balance                            $1,027,000

 Requested check                          $  100,000
 Credited interest withdrawn              $ (27,000)
 Withdrawal charge percent                        2%
 Actual withdrawal charge                 $   1,460

 Balance prior to withdrawal              $1,027,000
 Requested withdrawal check               $(100,000)
 Withdrawal charge                        $  (1,460)
 Total balance after withdrawal           $ 925,540

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.


For more information on withdrawal charges, talk with your AEBI or other selling agent representative.

When your certificate term ends


On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your AEBI or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.


The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the Certificate."


     Other full and partial withdrawal policies:
     o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.
o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


Transfers to other accounts


You may transfer part or all of your certificate to other IDS certificates available through AEBI.


Transfer of ownership


While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to another selling agent as collateral security. Your AEBI or other selling agent representative can help you transfer ownership.


For more information


For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or other selling agent representative, or call the Issuer's toll free client service number listed on the back cover.


Giving instructions and written notification


Your AEBI or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your AEBI or other selling agent representative or the Issuer must:
o be addressed to your AEBI or other selling agent office or the Issuer's corporate office, in which case it must identify your AEBI or other selling agent office,
o include your account number and sufficient information for the Issuer to carry out your request, and
o be signed and dated by all  registered owners.


The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.


In the absence of any other written mandate or instructions you have provided to AEBI or your other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize AEBI or your other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, AEBI and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, AEBI or your other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your AEBI or other selling agent office.


All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

Purchases by bank wire

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.


Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Norwest Bank Minnesota are open for business. The payment must be received by the Issuer before 12 noon Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from AEBI or another selling agent are accepted by IDSC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.


While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax treatment of your investment

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with Form W-8, Certificate of Foreign Status. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8 must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. Government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. We are required to attach your Form W-8 to the forms sent to the Internal Revenue Service (IRS). Your interest income will be reported to the IRS even though it is not taxed by the U.S. Government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.

Withholding taxes

If you fail to provide a Form W-8 as required above, you will be subject to backup withholding on interest payments and surrenders.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be in a form satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts

If the investor is a trust described in "Buying your certificate" under "How to invest and withdraw funds," the policies and procedures described above will apply with regard to each grantor.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

Invested and guaranteed by the Issuer


The Issuer, a wholly owned subsidiary of American Express Financial  Corporation
(AEFC) issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:
o  interest  to  certificate  owners;  and
o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.


Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

How your money is used and protected

Regulated by government

Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


Backed by our investments


The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

 Type of investment             Net amount invested
 Corporate and other bonds               50%
 Government agency bonds                 24
 Preferred stocks                        16
 Mortgages                                9
 Municipal bonds                          1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


Investment policies
In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities --
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin --
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities --
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.


Underwriting --
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.


Borrowing money --
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate --
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than 5 percent of IDSC's assets.

Lending securities --
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.

When-issued securities --
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges --
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities --
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions --
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between the Issuer and American Express Financial Corporation

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


The Issuer files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:


o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and
o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International).

Capital structure and certificates issued

The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, the Issuer had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, the Issuer had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:
o providing  investment  research;
o making specific  investment  recommendations;  and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

                                       Percentage of
Included assets                      total book value

First $250 million                             0.750%

 Next 250 million                              0.650

 Next 250 million                              0.550

 Next 250 million                              0.500

 Any amount over 1 billion                     0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                      Percentage of
Year               Total fees         included assets

 1998            $  9,084,332                 0.24%

 1997             $17,232,602                 0.50

 1996             $16,989,093                 0.50

Estimated advisory and services fees for 1999 are $8,651,000.

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:
o costs incurred by us in connection with real estate and mortgages;
o taxes;
o depository and custodian fees;
o brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.


American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or IDSC, approved this distribution agreement.

Selling Agent Agreement with AEBI

In turn, under a Selling Agent Agreement with AEBI, American Express Financial Advisors compensates AEBI for its services as selling agent of this certificate as follows:


AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.30% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:
o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;
o the aggregate reserve balance is invested for terms that average at least six months; and
o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors, at commissions of up to:

o 0.90% of the investment on the first day of the certificate's term; and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, IDSC may pay distributors,  and American Express Financial Advisors
Inc.  may  pay  selling  agents,   additional   compensation   for  selling  and
distribution activities under certain circumstances. From time to time, IDSC or

American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


American Express Financial Advisors has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors and other Edge Act corporations. For these services, American Express Financial Advisors pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.


About AESC

AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly owned subsidiary of American Express Company.

About AEBI


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1998, AEBI had total assets of $529 million and total equity of $165 million.

Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.


Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the  affiliate  charges  us  commissions  consistent  with  those  charged  to
comparable   unaffiliated   customers  for  similar  transactions;   and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers


The Issuer's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $37,000 during 1998 to directors not employed by AEFC.

Board of directors


Rodney P. Burwell
Born in 1939. Director beginning in 1999.
Chairman, Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation.


David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler
Born in 1945. Director beginning in 1999.
Independent management consultant.


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney
Born in 1938. Director beginning in 1999.
President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula R. Meyer*
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers


Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997.
Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies -- Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1998 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S.  Meehan
Born in 1957.  Secretary  since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president -- Investments since 1994. Vice president -- Insurance Investments of AEFC since 1989. Vice president -- Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president -- Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.


Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Quick telephone reference*


Selling Agent     American Express


                  Bank International



Region offices    101 East 52nd Street      (212) 415-9500


                  4th Floor


                  New York, NY 10022



                  1221 Brickell Avenue      (305) 350-2502

                  8th Floor

                  Miami, FL 33131



*You may experience delays when call volumes are high.

American Express
Investors Certificate
IDS Tower 10
Minneapolis, MN
55440-0010

800-437-3133
612-671-3131

Distributed by American Express
Financial Advisors Inc.

S-6040 D (4/99)

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item
Number
Item 13. Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

         The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

         The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

     (a)      Securities Sold

1995                      IDS Special Deposits                $56,855,953.53
1996                      IDS Special Deposits*                41,064,486.74
1997                      American Express Special Deposits   182,788,631.00
1998                      American Express Special Deposits    91,416,078.00

*Renamed American Express Special Deposits in April, 1996.

         (b)      Underwriters and  other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

         (c)      Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $172,633.41 in 1995, $301,946.44 in 1996, $592,068.70 in 1997
and $967,791.95 in 1998.

         (d)      Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)  Exhibits

1. (a) Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement for the American Express International Investment Certificate (now called, the IDS Investors Certificate), is incorporated herein by reference.

2.   Not Applicable.

3.   (a)  Certificate  of   Incorporation,   dated  December  31,  1977,   filed
     electronically as Exhibit 3(a) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

(b)  Certificate of Amendment,  dated February 29, l984, filed electronically as
     Exhibit 3(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

(c)  Certificate of Amendment, dated September 12, 1995, filed electronically as
     Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

(d) Form of Certificate of Amendment dated _______, is filed electronically herewith.

(e) By-Laws, dated December 31, 1977, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, are incorporated herein by reference.

4.   Not applicable.

5. An Opinion and Consent of Counsel as to the legality of the securities being registered is filed electronically herewith.

6    through 9. -- None.


10. (a) Investment Advisory and Services Agreement between Registrant and IDS/American Express Inc., dated January 12, 1984, filed electronically as
     Exhibit 10(a) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

(b) Depository and Custodial Agreement, between IDS Certificate Company and IDS Trust Company dated September 30, 1985, filed electronically as Exhibit 10(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

(c) Foreign Deposit Agreement dated November 24, 1990, between Registrant and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

(d) Selling Agent Agreement dated June 1, 1990 between American Express Bank International and IDS Financial Services Inc. for the American Express
     Investors Certificate, filed electronically as Exhibit 1 to the Pre-Effective Amendment 2 to Registration Statement No. 33-26844 for the IDS Investors Certificate is incorporated herein by reference.

(e) Selling Agent Agreement dated Dec. 12, 1994 between American Express Bank International, Coutts & Co (USA) International and IDS Financial Services Inc. for the Investors Certificate is filed electronically. As Exhibit 1(e) to Post-Effective Amendment No. 9 to Registration Statement No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.

(a)  Continued

(f) Amendment to the Selling Agent Agreement dated Dec. 12, 1994 between American Express Bank International and IDS Financial Services Inc. for the IDS Investors Certificate is filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 9 to Registration Statement No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

(g) Consulting Agreement dated Dec. 12, 1994 between American Express Bank and IDS Financial Services Inc. for the IDS Investors Certificate is filed electronically. As Exhibit 1(f) to Post-Effective Amendment No. 9 to Registration Statement No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

(h) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement No. 2-55252, is incorporated herein by reference.

(i) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

(j) Form of Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990, between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 16 to Registration Statement No. 33-26844, is incorporated herein by reference.

(k) Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577, is incorporated herein by reference.

(l)  Selling  Agent  Agreement,  dated March 10, 1999 between  American  Express
     Financial   Advisors   Inc.  and   Securities   America   Inc.,   is  filed
     electronically herewith.

11   through 22. -- None.

23.  Consent of Independent Auditors Report is filed electronically herewith.

24. (a) Officers' Power of Attorney, dated Sept. 8, 1998 filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 22 to Registration Statement No. 33-22503, is incorporated herein by reference.

(b)  Directors' Power of Attorney,  dated Oct. 14, 1998 filed  electronically as
     Exhibit 24(b) to Post-Effective Amendment No. 22 to Registration Statement No. 33-22503 is incorporated herein by reference.

25   through 27. -- None.

(b) The financial statement schedules for IDS Certificate Company filed electronically as Exhibit 16(b) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252 for Series D-1 Investment Certificate are incorporated herein by reference.

Item 17. Undertakings.

                  Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc., (formerly, IDS Financial Services Inc.) as underwriter, and American Express Bank International and Coutts & Co (USA) International, as selling agents, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc., American Express Bank International and Coutts & Co
                  (USA) International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc., American Express Bank International, and Coutts & Co (USA) International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 16th day of April 1999.

                                           IDS CERTIFICATE COMPANY

                                           By /s/ Paula R. Meyer*
                                           Paula R. Meyer, President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the following capacities on the 16th day of April 1999.

Signature                                    Capacity

/s/ Paula R. Meyer* **                       President and Director
    Paula R. Meyer                           (Principal Executive Officer)

/s/ Jeffrey S. Horton*                       Vice President and
    Jeffrey S. Horton                        Treasurer
                                             (Principal Financial Officer)

/s/ Jay C. Hatlestad*                        Vice President and
    Jay C. Hatlestad                         Controller
                                             (Principal Accounting Officer)

__________________                           Director
    Rodney P. Burwell

/s/ David R. Hubers**                        Director
    David R. Hubers

/s/ Charles W. Johnson**                     Director
    Charles W. Johnson

____________________                         Director
    Jean B. Keffeler

/s/ Richard W. Kling**                       Chairman of the
    Richard W. Kling                         Board of Directors and Director

___________________                          Director
    Thomas R. McBurney


*Signed  pursuant to Officers'  Power of Attorney dated  September 8, 1998 filed
electronically  as  Exhibit  24(a)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.




      /s/Bruce A. Kohn
         Bruce A. Kohn


**Signed  pursuant to Directors'  Power of Attorney dated October 14, 1998 filed
electronically  as  Exhibit  24(b)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.





      /s/Bruce A. Kohn
         Bruce A. Kohn